Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:

Larry J. Brandt, CEO	Rick Massey, Chairman
First Federal Bancshares of Arkansas, Inc.	Bear State Financial Holdings, LLC
1401 Highway 62-65 North	900 South Shackleford
PO Box 550	Suite 200
Harrison, AR 72602	Little Rock, AR 72211
870.741.7641	501.320.4862

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC. ANNOUNCES CLOSING OF
$46.3 MILLION INVESTMENT FROM BEAR STATE FINANCIAL HOLDINGS, LLC

HARRISON, AR (May 3, 2011) — First Federal Bancshares of Arkansas, Inc. (NASDAQ: FFBH) (the “Company”) today announced the closing of the planned $46.3 million investment in the Company by Bear State Financial Holdings, LLC (“Bear State”). In the transaction, Bear State received 15,425,262 shares of the Company’s common stock and a warrant to purchase two million additional shares of the Company’s common stock.  Bear State also purchased all 16,500 shares of the Company’s preferred stock previously issued to the United States Department of the Treasury under the TARP Capital Purchase Program and the related warrant for total cash consideration of $6 million.  At the closing, Bear State tendered these shares and the related warrant to the Company for cancellation and received a $6 million credit toward the purchase price of the Company’s common stock.

As part of the transaction, the Company effected a 1-for-5 reverse stock split of all outstanding shares of its common stock.  This reverse stock split will be reflected in the trading price for the Company’s shares of common stock on NASDAQ effective upon the opening of trading on May 4, 2011.

As a condition to Bear State’s investment, the Company will commence a rights offering on or around May 12, 2011 to eligible stockholders as of the record date of March 23, 2011. The rights offering will allow these stockholders to purchase up to approximately $8.7 million of the Company’s common stock at $3.00 per share, which is the same price paid by Bear State. Bear State has agreed to purchase any unsubscribed shares in the rights offering.

Upon the closing of the investment, several new members to the Board of Directors of the Company and First Federal Bank (the “Bank”) were appointed.  Rick Massey will serve as the Chairman.  Additional new Board appointees are Scott Ford (a partner at Westrock Capital Partners),  Aaron Clark (The Stephens Group), and Dabbs Cavin, who is joining the Company and the Bank today as President of each. John Paul Hammerschmidt, Larry Brandt, and Frank Conner will continue to serve as Board members. Mr. Hammerschmidt will serve as Chairman Emeritus.

Additionally, the senior management team of the Company will be supplemented by industry veterans Christopher “Chris” Wewers, who will become Executive Vice President - Chief Operating Officer, and J. Russell “Rusty” Guerra, who will become Executive Vice President -

Chief Lending Officer.  Larry Brandt remains Chief Executive Officer, Tommy Richardson will assume the role of Executive Vice President and Chief Administrative Officer, and Sherri Billings will remain Chief Financial Officer.

Biographies for the New Board Members:

Richard N. Massey.  Mr. Massey has been a partner of Westrock Capital Partners, LLC, a private investment partnership (“Westrock”), since January 2009, and is the managing member of Bear State, now the Company’s controlling shareholder.  From 2006 to 2009, Mr. Massey was Executive Vice President, Chief Strategy Officer and General Counsel of Alltel Corporation, then the fifth largest provider of wireless services in the United States. Prior to joining Alltel, Mr. Massey acted as Managing Director of Stephens Inc., a private investment bank, for 6 years.  Mr. Massey is a licensed attorney in the state of Arkansas and has over 25 years of experience as a corporate and securities attorney.  Since 2006, Mr. Massey has been a director of Fidelity National Financial, Inc. (FNF), a title insurance, mortgage services, specialty insurance and information services company, and Fidelity National Information Systems, Inc. (FIS), a global provider of technology and services to the financial services industry.

Scott T. Ford. Mr. Ford has been a partner of Westrock since January 2009.  Prior to forming Westrock, Mr. Ford was Chief Executive Officer of Alltel Corporation, where he led the transformation of the company into a national wireless carrier and guided the company through its $27 billion leveraged buy-out in 2007 and its subsequent sale to Verizon Wireless in 2009.  Before becoming CEO, Mr. Ford served as President and Chief Operating Officer of Alltel from 1996 to 2001.  He is a former chairman of the Little Rock Branch of the Federal Reserve Bank of St. Louis, a former director and audit committee member of Tyson Foods, Inc., a Fortune 500 food production and processing company, and a former director and chairman of the executive committee of Alltel.

W. Dabbs Cavin. Mr. Cavin is a member of the Board of Directors and President of the Company.  He is also Vice Chairman of the Bank Board and President of the Bank.  Mr. Cavin has been active in commercial banking in a variety of executive positions for over 20 years.  In 1996, Mr. Cavin was a co-founder and organizer of Pinnacle Bancshares and Pinnacle Bank in Little Rock, Arkansas where he served as executive vice president and chief lending officer while also serving as a member of the bank and holding company’s board of directors.  After the 2002 sale of Pinnacle to BancorpSouth, Mr. Cavin became president of the Little Rock market for BancorpSouth until joining Summit Bank as executive vice president.  At Summit, Mr. Cavin was responsible for leading their entrance into the Little Rock market as well as working with executive management on corporate strategic initiatives, market expansion, marketing, and business development.

In 2006 and 2007, Mr. Cavin moved to Kigali, Rwanda where he launched a for-profit commercial bank with non-profit shareholders led by Opportunity International in an effort to further the economic development of that country.  While serving as the chief executive officer of this enterprise, Mr. Cavin also negotiated and completed the first ever bank merger in Rwanda.  From 2008 until 2011, Mr. Cavin was employed with Mountaire Corporation where he worked closely with its chairman on philanthropy and investment matters while also consulting with Summit Bank on strategic issues.  Mr. Cavin is also a former regulatory examiner with the Federal Home Loan Bank of Dallas which was the precursor to the Office of Thrift Supervision.

K. Aaron Clark. Mr. Clark currently serves as vice president of The Stephens Group, LLC, a private, family-owned investment firm, which he joined in 2006.  In addition to helping analyze,

coordinate and execute The Stephens Group’s investment transactions, Mr. Clark devotes a considerable amount of his time to supporting the firm’s partner companies’ efforts to grow the long-term value of their businesses.  Prior to joining The Stephens Group, Mr. Clark was a corporate financial analyst at Stephens, Inc., where he gained experience in detailed financial analysis, modeling and diligence.

Biographies for the New Members of Senior Management;

W. Dabbs Cavin. See Above

Christopher “Chris” Wewers, Executive Vice President — Chief Operating Officer.  Mr. Wewers is Executive Vice President and Chief Operating Officer of the Company.  He is also Executive Vice President and Chief Operating Officer of the Bank.  Mr. Wewers joins the Company and the Bank having over 19 years of experience in banking.  From September 1991 through early 1998, Mr. Wewers served in a variety of executive positions for Merchants & Planters Bank which later was merged with 3 other banks to become Horizon Bank.  In 1998, Horizon Bank was sold to Mercantile Bank and Mr. Wewers moved to M&P Bank as Chief Operating Officer and Chief Financial Officer.  In December 1998, Mr. Wewers moved to Northwest Arkansas as Chief Financial Officer of Community Bank FSB.  In the spring and summer of 1998, Mr. Wewers helped lead the merger of Community Bank FSB and Bank of Elkins to form Community Bank of North Arkansas serving as President and Chief Operating Officer from September 1999 through June 2001.  In July 2001, Mr. Wewers joined Summit Bank as Executive Vice President and Chief Financial Officer.  During his tenure at Summit, Mr. Wewers was directly responsible for investments, asset-liability management, tax, financial reporting, regulatory reporting, accounting and finance.  Mr. Wewers also had extensive involvement in loan operations, deposit operations, information technology, audit and shareholder relations.  Mr. Wewers is a licensed CPA, a member of the American Institute of Certified Public Accountants (AICPA), a member of the Arkansas Society of Certified Public Accountants (ASCPA) and a Rotarian.

J. Russell “Rusty” Guerra, Executive Vice President - Chief Lending Officer. Mr. Guerra is Chief Lending Officer of the Company and the Bank.  Mr. Guerra has over 25 years of banking and finance experience in a variety of roles, including commercial and private banking, as well as mezzanine and private equity transactions.  His banking career began in 1988 with Worthen Bank, which was ultimately succeeded by Bank of America.  He also spent five years as a business consultant and CPA, with Arthur Young & Company and Arthur Andersen & Company.

About First Federal Bancshares of Arkansas, Inc.

First Federal Bancshares of Arkansas, Inc. is a savings and loan holding company and its banking subsidiary is First Federal Bank, a community bank serving consumers and businesses with a full range of checking, savings, investment, and loan products and services. First Federal Bank, founded in 1934, currently conducts business from 18 full-service branch locations, one stand-alone loan production office, and 29 ATMs located in Northwest Arkansas. For additional information on all the products and services First Federal Bank offers, the website at www.ffbh.com or contact its Account Information Center Toll Free at 1.866.242.3324 (1-866-AIC-FFBH) or 1.870.365.8329 Harrison Area. First Federal Bancshares of Arkansas, Inc. stock trades on NASDAQ under the symbol “FFBH.”

About Bear State

Bear State is comprised of a group of individual investors from across Arkansas who collectively have decades of banking experience. Members of the Arkansas-based Westrock Capital

Partners, LLC led the transaction, and Rick Massey, a partner in Westrock Capital Partners, serves as Chairman of Bear State.

Advisors

Stifel, Nicolaus & Company, Incorporated served as financial advisor, and Patton Boggs LLP served as legal advisor to the Company. DD&F Consulting Group served as regulatory advisor, and Kutak Rock LLP served as legal advisor to Bear State. Dixon Hughes PLLC served as accounting advisor, and both Dover Dixon Horne PLLC and McAfee & Taft served as regulatory counsel to Bear State.

Cautionary Statements

A registration statement for the shares to be issued in the rights offering has been filed with the Securities and Exchange Commission but has yet to be declared effective. These shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute a solicitation of an offer to buy, nor shall there be any sale of these shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such jurisdiction. Any offer of these shares will be made solely by means of the prospectus included in the registration statement and any prospectus supplement that may be issued with respect to such offering.  The appointment of officers of the Company and the Bank is subject to customary regulatory approval.

Forward-Looking Statements

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. All statements other than statements of historical fact are “forward looking statements” for purposes of federal and state securities laws, including, but not limited to, statements relating to the commencement of the anticipated rights offering. Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore against relying on any of these forward-looking statements. These statements are neither statements of historical fact nor guarantees or assurances of future performance.  Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, whether as a result of new information, future developments or otherwise, except as may be required by law.